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                                                                      Exhibit 21
Subsidiaries of the Registrant

Firstar Corporation has no parents. The following list shows the name and the state or jurisdiction of the incorporation.

                                                United States, State or
                                                   Other Jurisdiction
                                                 in which Incorporated
       Name of Subsidiary                            or Organized
   -------------------------------              -----------------------
1  Firstar Bank Milwaukee, N.A.                           United States
1  Firstar Credit Card Bank, N.A.                         United States
1  Firstar Bank Appleton                                  Wisconsin
1  Firstar Bank Eau Claire, N.A.                          United States
1  Firstar Bank Fond du Lac, N.A.                         United States
1  Firstar Bank Grantsburg, N.A.                          United States
1  Firstar Bank Green Bay                                 Wisconsin
1  Firstar Bank Madison, N.A.                             United States
1  Firstar Bank Manitowoc                                 Wisconsin
1  Firstar Bank Minocqua                                  Wisconsin
1  Firstar Bank Oshkosh, N.A.                             United States
1  Firstar Bank Rice Lake, N.A.                           United States
1  Firstar Bank Sheboygan, N.A.                           United States
1  Firstar Bank Wausau, N.A.                              United States
1  Firstar Bank Wisconsin Rapids, N.A.                    United States
4  Firstar Bank Iowa, N.A.                                United States
4  Firstar Bank Burlington, N.A.                          United States
2  Firstar Bank of Minnesota, N.A.                        United States
1  Firstar Bank Illinois                                  Illinois
1  FCSB Bank                                              Illinois
3  Firstar Metropolitan Bank & Trust                      Arizona

   Firstar Corporation of Wisconsin                       Wisconsin
   Firstar Corporation of Minnesota                       Minnesota
   Firstar Corporation of Arizona                         Arizona
   Firstar Corporation of Iowa                            Iowa
1  Firstar Trust Company                                  Wisconsin
1  Firstar Trust Company of Florida, N.A.                 United States
2  Firstar Trust Company of Minnesota                     Minnesota
   Firstar Investment Research & Management Company       Wisconsin
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                                                Unites States, State or
                                                   Other Jurisdiction
                                                  in which Incorporated
        Name of Subsidiary                             or Organized
   -----------------------------------          --------------------------
   Firstar Insurance Services, Inc.             Wisconsin
5  Elan Investment Services, Inc.               Wisconsin
   Elan Life Insurance Company, Inc.            Arizona
   Elan Title Services, Inc.                    Wisconsin
5  Firstar Community Investment Corporation     Wisconsin
   Firstar Development Corporation              Delaware
5  Firstar Leasing Services Corporation         Wisconsin
5  FM Properties of Wisconsin, Inc.             Wisconsin
5  CSFM Corporation                             Wisconsin
5  Firstar Home Mortgage Corporation            Wisconsin
5  Firstar Information Services Corporation     Wisconsin
4  Banks of Iowa Capital Corporation            Iowa
5  DPC of Milwaukee, Inc.                       Wisconsin
5  Mid States Financial Corp                    Illinois
1  First Colonial Mortgage Corporation          Illinois

   Appleton Capital Corporation                 Nevada
   Eau Claire Capital Corporation               Nevada
   Fond du Lac Capital Corporation              Nevada
   Grantsburg Capital Corporation               Nevada
   Green Bay Capital Corporation                Nevada
   Madison Capital Corporation                  Nevada
   Manitowoc Capital Corporation                Nevada
   Milwaukee Capital Corporation                Nevada
   Minocqua Capital Corporation                 Nevada
   Oshkosh Capital Corporation                  Nevada
   Rice Lake Capital Corporation                Nevada
   Sheboygan Capital Corporation                Nevada
   Wausau Capital Corporation                   Nevada
   Wisconsin Rapids Capital Corporation         Nevada

   Notes
   -----------------
1  Subsidiary of Firstar Corporation of Wisconsin
2  Subsidiary of Firstar Corporation of Minnesota
3  Subsidiary of Firstar Corporation of Arizona
4  Subsidiary of Firstar Corporation of Iowa
5  Subsidiary of Firstar Bank Milwaukee, N.A.


All Capital Corporations are subsidiaries of their respective banks